Exhibit 99.1

3Q 2023

SmartFinancial Announces Results for the Third Quarter 2023

KNOXVILLE, TN – October 23, 2023 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $2.1 million, or $0.12 per diluted common share, for the third quarter of 2023, compared to net income of $11.5 million, or $0.68 per diluted common share, for the third quarter of 2022, and compared to prior quarter net income of $8.8 million, or $0.52 per diluted common share.  Operating earnings1, which excludes securities gains (losses) and merger related and restructuring expenses, net of tax adjustments, totaled $7.2 million, or $0.43 per diluted common share, in the third quarter of 2023, compared to $11.6 million, or $0.69 per diluted common share, in the third quarter of 2022, and compared to $8.8 million, or $0.52 per diluted common share, in the second quarter of 2023.

Highlights for the Third Quarter of 2023

●	Operating earnings[1] of $7.2 million, or $0.43 per diluted common share
●	Repositioned $159.6 million of available-for-sale securities, moving into higher yielding assets
●	Net organic loan and lease growth of $42 million - 5% annualized quarter-over-quarter increase
●	Credit quality remains solid with nonperforming assets to total assets of 0.12%
●	Deposit growth of $46.9 million – 4.5% annualized quarter-over-quarter increase

Billy Carroll, President & CEO, stated: “Our Company and employees continue to operate at a high level, providing excellent client service while tactfully navigating a difficult operating landscape.  During September, we strategically took advantage of a balance sheet optimization opportunity, reallocating $160 million from low-yielding investments into higher yielding assets.  We felt it prudent to capitalize on the current rate environment and better position our balance sheet as we look toward 2024.  Our team continues to grow new loan and deposit relationships despite the higher rate headwinds, a testament to their professionalism and reputations within their respective markets.  As our Bank absorbs and moves through the impacts of the recent Fed rate increases, we look forward to continued revenue expansion and remain bullish on our Company outlook.”

SmartFinancial's Chairman, Miller Welborn, concluded: "The entire SmartBank team worked diligently over the past quarter and, quite frankly, over the entire year to exceed client expectations and drive consistent growth.  However, this quarter I was especially pleased that SmartBank was once again honored with the “Top Workplace” designation as voted on by employees for the seventh year in a row!  I’m so proud of where we are as a company and extremely optimistic about the future.”

Net Interest Income and Net Interest Margin

Net interest income was $31.0 million for the third quarter of 2023, compared to $31.6 million for the prior quarter.  Average earning assets totaled $4.40 billion, an increase of $58.5 million from the prior quarter.  The increase in average earnings assets was primarily driven by an increase in average loans and leases of $52.1 million and average interest-earning cash of $34.2 million, offset by a decrease in average securities of $27.8 million.  Average interest-bearing liabilities increased by $73.5 million from the prior quarter, attributable to an increase in average deposits of $82.1 million, offset by a decrease in average borrowings of $8.6 million.

The tax equivalent net interest margin was 2.81% for the third quarter of 2023, compared to 2.93% for the prior quarter. The tax equivalent net interest margin was negatively impacted by the continued rise in the cost of interest-bearing liabilities and increased pricing competition.  The yield on loans and leases, excluding loan fees was 5.52% for the third quarter, compared to 5.39% for the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The cost of total deposits for the third quarter of 2023 was 2.20% compared to 1.89% in the prior quarter. The cost of interest-bearing liabilities increased to 2.89% for the third quarter of 2023 compared to 2.53% for the prior quarter. The cost of average interest-bearing deposits was 2.84% for the third quarter of 2023 compared to 2.46% for the prior quarter, an increase of 38 basis points.  The increase in the cost of deposits is due to an increase in interest rates, customer migration to higher rate deposit products and increased competition for deposits.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Sep	Jun	Increase
Selected Interest Rates and Yields	2023	2023	(Decrease)
Yield on loans and leases, excluding loan fees	5.52%	5.39%	0.13%
Yield on loans and leases	5.61%	5.51%	0.10%
Yield on earning assets, on a fully tax equivalent basis (FTE)	4.99%	4.82%	0.17%
Cost of interest-bearing deposits	2.84%	2.46%	0.38%
Cost of total deposits	2.20%	1.89%	0.31%
Cost of interest-bearing liabilities	2.89%	2.53%	0.36%
Net interest margin, FTE	2.81%	2.93%	(0.12)%

Provision for Credit Losses on Loans and Leases and Credit Quality

At September 30, 2023, the allowance for credit losses was $33.7 million.  The allowance for credit losses to total loans and leases was 1.00% as of September 30, 2023, compared to 0.98% as of June 30, 2023.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun
Provision for Credit Losses on Loans and Leases Rollforward	2023	2023	Change
Beginning balance	$32,747	$32,279	$468
Charge-offs	(417)	(207)	(210)
Recoveries	73	255	(182)
Net (charge-offs) recoveries	(344)	48	(392)
Provision for credit losses (1)	1,284	420	864
Ending balance	$33,687	$32,747	$940

Allowance for credit losses to total loans and leases, gross	1.00%	0.98%	0.02%

(1)	The current quarter-ended and prior quarter-ended, excludes unfunded commitments release of $489 thousand and $307 thousand, respectively. At September 30, 2023, the unfunded commitment liability totaled $2.3 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.12% as of September 30, 2023, an increase of 1 basis point from the 0.11% reported in the second quarter of 2023.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.12% as of September 30, 2023, and June 30, 2023.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Credit Quality	2023	2023	(Decrease)
Nonaccrual loans and leases	$3,934	$3,722	$212
Loans and leases past due 90 days or more and still accruing	229	-	229
Total nonperforming loans and leases	4,163	3,722	441
Other real estate owned	1,370	1,708	(338)
Other repossessed assets	348	282	66
Total nonperforming assets	$5,881	$5,712	$169

Nonperforming loans and leases to total loans and leases, gross	0.12%	0.11%	0.01%
Nonperforming assets to total assets	0.12%	0.12%	-%

Noninterest Income

Noninterest income decreased $6.4 million to $691 thousand for the third quarter of 2023 compared to $7.1 million for the prior quarter.  The current quarter decrease was associated with a $6.8 million pre-tax loss on the sale of $159.6 million of available for sale securities, moving into higher yielding assets.  Excluding the loss on securities, noninterest income increased $362 thousand.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Income	2023	2023	(Decrease)
Service charges on deposit accounts	$1,736	$1,657	$79
Gain (loss) on sale of securities, net	(6,801)	-	(6,801)
Mortgage banking income	309	332	(23)
Investment services	1,461	1,300	161
Insurance commissions	1,153	1,139	14
Interchange and debit card transaction fees	1,357	1,347	10
Other	1,476	1,355	121
Total noninterest income	$691	$7,130	$(6,439)

Noninterest Expense

Noninterest expense increased $1.1 million to $28.5 million for the third quarter of 2023 compared to $27.4 million for the prior quarter. The current quarter increase was primarily related to increases in health insurance claims, incentives and additional commission expense associated with higher production from our leasing company, wealth and capital markets teams.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Expense	2023	2023	(Decrease)
Salaries and employee benefits	$16,785	$15,947	$838
Occupancy and equipment	3,547	3,318	229
FDIC insurance	825	875	(50)
Other real estate and loan related expenses	603	441	162
Advertising and marketing	346	305	41
Data processing and technology	2,378	2,235	143
Professional services	735	764	(29)
Amortization of intangibles	647	675	(28)
Merger related and restructuring expenses	110	-	110
Other	2,540	2,850	(310)
Total noninterest expense	$28,516	$27,410	$1,106

Income Tax Expense

Income tax expense was $319 thousand for the third quarter of 2023, a decrease of $2.0 million, compared to $2.3 million for the prior quarter.

The effective tax rate was 13.37% for the third quarter of 2023 and 20.98% for the prior quarter. The primary reason for the 7.61% decline in the effective tax rate was due to lower earnings, largely from the $6.8 million pre-tax loss on sale of available-for-sale securities during the quarter.

Balance Sheet Trends

Total assets at September 30, 2023 were $4.80 billion compared to $4.64 billion at December 31, 2022.  The $159.7 million increase is primarily attributable to increases in loans and leases of $125.4 million, cash and cash equivalents of $133.8 million and other assets of $15.1 million.  Asset increases were offset by a decrease in securities of $102.4 million and an increase in the allowance for credit losses of $10.4 million, primarily for the one-time adjustment of $8.7 million related to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit losses on Financial Instruments (“ASU 2016-13”) on January 1, 2023.

Total liabilities increased to $4.35 billion at September 30, 2023 from $4.21 billion at December 31, 2022.  The increase of $145.5 million was primarily from organic deposit growth of $169.4 million, offset by a decrease in borrowings of $27.7 million.

Shareholders' equity at September 30, 2023 totaled $446.7 million, an increase of $14.2 million, from December 31, 2022.  The increase in shareholders' equity was primarily driven by net income of $22.4 million for the nine months ended September 30, 2023, offset by the impact of the adoption of ASU 2016-13 on January 1, 2023, of $6.6 million (net of taxes), and dividends paid of $4.1 million.  Tangible book value per share1 was $19.94 at September 30, 2023, compared to $19.09 at December 31, 2022.  Tangible common equity1 as a percentage of tangible assets1 was 7.23% at September 30, 2023, compared with 7.13% at December 31, 2022.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Sep	Dec	Increase
Selected Balance Sheet Information	2023	2022	(Decrease)
Total assets	$4,797,171	$4,637,498	$159,673
Total liabilities	4,350,519	4,205,046	145,473
Total equity	446,652	432,452	14,200
Securities	667,444	769,842	(102,398)
Loans and leases	3,378,999	3,253,627	125,372
Deposits	4,246,509	4,077,100	169,409
Borrowings	14,117	41,860	(27,743)

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

Conference Call Information

SmartFinancial issued this earnings release for the third quarter of 2023 on Monday, October 23, 2023, and will host a conference call on Tuesday, October 24, 2023, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and entering the access code, 071225.  A replay of the conference call will be available through December 23, 2023, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 816201.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-provision net revenue return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-provision net revenue earnings, (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value, (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses and merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-provision net revenue return on average assets is the annualized operating pre-provision net revenue income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses.  Operating pre-provision net revenue earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity (Non-GAAP) and average tangible common equity (Non-GAAP) excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value (Non-GAAP) is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets (Non-GAAP) excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these Non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) changes in management’s plans for the future; (7) prevailing, or changes in, economic or political conditions, particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (8) increased technology and cybersecurity risks, including generative artificial intelligence risks; (9) credit risk associated with our lending activities; (10) changes in loan demand, real estate values, or competition; (11) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (15) potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (16) significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (17) the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; and (18) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Sep	Jun	Mar	Dec	Sep
	2023	2023	2023	2022	2022
Assets:
Cash and cash equivalents	$400,258	$238,898	$306,934	$266,424	$543,029
Securities available-for-sale, at fair value	385,131	540,308	560,418	483,893	519,723
Securities held-to-maturity, at amortized cost	282,313	283,564	284,776	285,949	287,104
Other investments	13,805	14,396	14,059	15,530	15,528
Loans held for sale	2,734	986	3,324	1,752	2,742
Loans and leases	3,378,999	3,337,790	3,281,787	3,253,627	3,099,116
Less: Allowance for credit losses	(33,687)	(32,747)	(32,279)	(23,334)	(22,769)
Loans and leases, net	3,345,312	3,305,043	3,249,508	3,230,293	3,076,347
Premises and equipment, net	92,020	92,351	92,190	92,511	91,944
Other real estate owned	1,370	1,708	1,708	1,436	1,226
Goodwill and other intangibles, net	107,792	108,439	109,114	109,772	110,460
Bank owned life insurance	82,914	82,419	81,938	81,470	81,001
Other assets	83,522	77,688	65,836	68,468	67,807
Total assets	$4,797,171	$4,745,800	$4,769,805	$4,637,498	$4,796,911
Liabilities:
Deposits:
Noninterest-bearing demand	$923,763	$1,003,432	$989,753	$1,072,449	$1,186,209
Interest-bearing demand	993,717	938,758	989,738	965,911	962,901
Money market and savings	1,766,409	1,720,202	1,761,847	1,583,481	1,663,355
Time deposits	562,620	537,192	488,208	455,259	467,944
Total deposits	4,246,509	4,199,584	4,229,546	4,077,100	4,280,409
Borrowings	14,117	15,496	16,546	41,860	18,423
Subordinated debt	42,078	42,057	42,036	42,015	41,994
Other liabilities	47,815	43,816	38,278	44,071	41,374
Total liabilities	4,350,519	4,300,953	4,326,406	4,205,046	4,382,200
Shareholders' Equity:
Common stock	16,995	17,004	17,004	16,901	16,888
Additional paid-in capital	295,542	295,296	294,930	294,330	293,907
Retained earnings	168,271	167,564	160,085	156,545	144,723
Accumulated other comprehensive income (loss)	(34,156)	(35,017)	(28,620)	(35,324)	(40,807)
Total shareholders' equity	446,652	444,847	443,399	432,452	414,711
Total liabilities & shareholders' equity	$4,797,171	$4,745,800	$4,769,805	$4,637,498	$4,796,911

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2023	2023	2023	2022	2022	2023	2022
Interest income:
Loans and leases, including fees	$47,539	$45,446	$44,728	$40,082	$35,127	$137,712	$96,300
Investment securities:
Taxable	4,335	4,335	3,651	3,337	3,135	12,322	8,463
Tax-exempt	356	357	353	797	561	1,066	1,369
Federal funds sold and other earning assets	3,045	1,956	4,446	3,098	3,474	9,448	5,389
Total interest income	55,275	52,094	53,178	47,314	42,297	160,548	111,521
Interest expense:
Deposits	23,433	19,554	16,346	8,844	4,866	59,333	9,384
Borrowings	210	339	224	232	97	775	371
Subordinated debt	626	626	626	626	626	1,877	1,877
Total interest expense	24,269	20,519	17,196	9,702	5,589	61,985	11,632
Net interest income	31,006	31,575	35,982	37,612	36,708	98,563	99,889
Provision for credit losses	795	113	550	788	974	1,458	3,230
Net interest income after provision for credit losses	30,211	31,462	35,432	36,824	35,734	97,105	96,659
Noninterest income:
Service charges on deposit accounts	1,736	1,657	1,445	1,477	1,611	4,838	4,376
Gain (loss) on sale of securities, net	(6,801)	—	—	144	—	(6,801)	—
Mortgage banking	309	332	172	77	170	813	1,475
Investment services	1,461	1,300	1,005	958	1,051	3,766	3,186
Insurance commissions	1,153	1,139	1,259	1,233	864	3,551	2,363
Interchange and debit card transaction fees	1,357	1,347	1,383	1,328	1,356	4,087	4,107
Other	1,476	1,355	1,661	1,908	1,198	4,492	5,083
Total noninterest income	691	7,130	6,925	7,125	6,250	14,746	20,590
Noninterest expense:
Salaries and employee benefits	16,785	15,947	16,742	16,384	16,317	49,474	47,036
Occupancy and equipment	3,547	3,318	3,208	3,015	3,167	10,073	9,020
FDIC insurance	825	875	541	650	705	2,241	2,022
Other real estate and loan related expense	603	441	572	517	565	1,616	1,930
Advertising and marketing	346	305	355	308	288	1,006	985
Data processing and technology	2,378	2,235	2,163	2,097	1,872	6,777	5,185
Professional services	735	764	807	981	822	2,307	2,809
Amortization of intangibles	647	675	659	688	650	1,981	1,919
Merger related and restructuring expenses	110	—	—	(45)	87	110	607
Other	2,540	2,850	2,482	2,821	2,757	7,870	7,361
Total noninterest expense	28,516	27,410	27,529	27,416	27,230	83,455	78,874
Income before income taxes	2,386	11,182	14,828	16,533	14,754	28,396	38,375
Income tax expense	319	2,346	3,328	3,529	3,211	5,993	8,357
Net income	$2,067	$8,836	$11,500	$13,004	$11,543	$22,403	$30,018
Earnings per common share:
Basic	$0.12	$0.53	$0.69	$0.78	$0.69	$1.33	$1.79
Diluted	$0.12	$0.52	$0.68	$0.77	$0.68	$1.33	$1.78
Weighted average common shares outstanding:
Basic	16,807,548	16,806,389	16,791,406	16,758,706	16,749,255	16,801,840	16,734,298
Diluted	16,918,635	16,898,091	16,896,494	16,884,253	16,872,022	16,907,325	16,867,970

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,360,678	$47,539	5.61%	$3,308,595	$45,446	5.51%	$3,037,092	$35,127	4.59%
Taxable securities	743,054	4,335	2.31%	770,275	4,335	2.26%	720,114	3,135	1.73%
Tax-exempt securities[2]	64,707	451	2.77%	65,265	452	2.78%	101,559	732	2.86%
Federal funds sold and other earning assets	229,487	3,045	5.26%	195,266	1,956	4.02%	587,755	3,474	2.34%
Total interest-earning assets	4,397,926	55,370	4.99%	4,339,401	52,189	4.82%	4,446,520	42,468	3.79%
Noninterest-earning assets	379,456			355,701			362,869
Total assets	$4,777,382			$4,695,102			$4,809,389

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$969,122	5,463	2.24%	$950,227	4,892	2.06%	$966,437	1,956	0.80%
Money market and savings deposits	1,753,671	13,744	3.11%	1,737,303	11,785	2.72%	1,632,510	2,298	0.56%
Time deposits	551,191	4,226	3.04%	504,350	2,877	2.29%	501,919	612	0.48%
Total interest-bearing deposits	3,273,984	23,433	2.84%	3,191,880	19,554	2.46%	3,100,866	4,866	0.62%
Borrowings	16,228	210	5.13%	24,845	339	5.47%	13,141	97	2.93%
Subordinated debt	42,065	626	5.90%	42,044	626	5.97%	41,980	626	5.91%
Total interest-bearing liabilities	3,332,277	24,269	2.89%	3,258,769	20,519	2.53%	3,155,987	5,589	0.70%
Noninterest-bearing deposits	951,179			951,381			1,192,813
Other liabilities	48,494			40,669			35,224
Total liabilities	4,331,950			4,250,819			4,384,024
Shareholders' equity	445,432			444,283			425,365
Total liabilities and shareholders' equity	$4,777,382			$4,695,102			$4,809,389

Net interest income, taxable equivalent		$31,101			$31,670			$36,879
Interest rate spread			2.11%			2.30%			3.09%
Tax equivalent net interest margin			2.81%			2.93%			3.29%

Percentage of average interest-earning assets to average interest-bearing liabilities			131.98%			133.16%			140.89%
Percentage of average equity to average assets			9.32%			9.46%			8.84%

1 Includes average balance of $2.7 million, $2.9 million, and $22.0 million in PPP loans for the quarters ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $95 thousand, $95 thousand, and $171 thousand of taxable equivalent income for the quarters ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,309,616	$137,712	5.56%	$2,880,444	$96,300	4.47%
Taxable securities	745,694	12,322	2.21%	683,926	8,463	1.65%
Tax-exempt securities[2]	65,170	1,349	2.77%	102,872	1,873	2.43%
Federal funds sold and other earning assets	267,124	9,448	4.73%	663,400	5,389	1.09%
Total interest-earning assets	4,387,604	160,831	4.90%	4,330,642	112,025	3.46%
Noninterest-earning assets	365,123			373,081
Total assets	$4,752,727			$4,703,723

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$954,585	14,583	2.04%	$952,523	3,137	0.44%
Money market and savings deposits	1,770,232	35,912	2.71%	1,572,287	4,282	0.36%
Time deposits	508,600	8,838	2.32%	531,419	1,965	0.49%
Total interest-bearing deposits	3,233,417	59,333	2.45%	3,056,229	9,384	0.41%
Borrowings	19,309	775	5.37%	37,933	371	1.31%
Subordinated debt	42,044	1,877	5.97%	41,959	1,877	5.98%
Total interest-bearing liabilities	3,294,770	61,985	2.52%	3,136,121	11,632	0.50%
Noninterest-bearing deposits	972,507			1,111,854
Other liabilities	44,703			31,412
Total liabilities	4,311,980			4,279,387
Shareholders' equity	440,747			424,336
Total liabilities and shareholders' equity	$4,752,727			$4,703,723

Net interest income, taxable equivalent		$98,846			$100,393
Interest rate spread			2.39%			2.96%
Tax equivalent net interest margin			3.01%			3.10%

Percentage of average interest-earning assets to average interest-bearing liabilities			133.17%			138.09%
Percentage of average equity to average assets			9.27%			9.02%

1 Includes average balance of $2.9 million and $36.6 million in PPP loans for the nine months ended September 30, 2023, and 2022, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $283 thousand and $504 thousand of taxable equivalent income for the nine months ended September 30, 2023, and 2022, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2023	2023	2023	2022	2022
Composition of Loans and Leases:
Commercial real estate:
Owner occupied	$776,402	$769,978	$764,166	$765,041	$714,734
Non-owner occupied	890,774	871,779	871,368	862,720	822,317
Commercial real estate, total	1,667,176	1,641,757	1,635,534	1,627,761	1,537,051
Commercial & industrial	617,115	594,427	571,153	551,867	514,280
Construction & land development	373,068	394,742	386,253	402,501	405,007
Consumer real estate	638,518	624,828	606,343	587,977	562,408
Leases	68,538	66,401	67,701	67,427	64,798
Consumer and other	14,584	15,635	14,803	16,094	15,572
Total loans and leases	$3,378,999	$3,337,790	$3,281,787	$3,253,627	$3,099,116

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$4,163	$3,722	$3,247	$2,951	$3,379
Other real estate owned	1,370	1,708	1,708	1,436	1,226
Other repossessed assets	348	282	66	422	—
Total nonperforming assets	$5,881	$5,712	$5,021	$4,809	$4,605
Restructured loans and leases not included in nonperforming loans and leases	$2,376	$657	$97	$101	$108
Net charge-offs to average loans and leases (annualized)	0.04%	(0.01)%	0.03%	0.03%	0.02%
Allowance for credit losses to loans and leases	1.00%	0.98%	0.98%	0.72%	0.73%
Nonperforming loans and leases to total loans and leases, gross	0.12%	0.11%	0.10%	0.09%	0.11%
Nonperforming assets to total assets	0.12%	0.12%	0.11%	0.10%	0.10%
Acquired loan and lease fair value discount balance	$—	$—	$—	$13,128	$14,465
Accretion income on acquired loans and leases	—	—	—	1,396	148
PPP net fees deferred balance	94	104	114	122	140
PPP net fees recognized	10	10	8	17	163

Capital Ratios:
Equity to Assets	9.31%	9.37%	9.30%	9.33%	8.65%
Tangible common equity to tangible assets (Non-GAAP)[1]	7.23%	7.25%	7.17%	7.13%	6.49%

SmartFinancial, Inc.[2]
Tier 1 leverage	8.13%	8.24%	7.91%	7.95%	7.40%
Common equity Tier 1	10.01%	10.12%	9.95%	9.65%	9.65%
Tier 1 capital	10.01%	10.12%	9.95%	9.65%	9.65%
Total capital	11.83%	11.94%	11.77%	11.40%	11.44%

SmartBank	Estimated[3]
Tier 1 leverage	9.00%	9.18%	8.87%	8.90%	8.27%
Common equity Tier 1	11.13%	11.27%	11.15%	10.82%	10.78%
Tier 1 capital	11.13%	11.27%	11.15%	10.82%	10.78%
Total capital	11.85%	11.97%	11.85%	11.44%	11.41%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2023	2023	2023	2022	2022	2023	2022
Selected Performance Ratios (Annualized):
Return on average assets	0.17%	0.75%	0.97%	1.11%	0.95%	0.63%	0.85%
Return on average shareholders' equity	1.84%	7.98%	10.79%	12.28%	10.77%	6.80%	9.46%
Return on average tangible common equity¹	2.43%	10.57%	14.45%	16.65%	14.36%	9.02%	12.60%
Noninterest income / average assets	0.06%	0.61%	0.59%	0.61%	0.52%	0.41%	0.59%
Noninterest expense / average assets	2.37%	2.34%	2.33%	2.34%	2.25%	2.35%	2.24%
Efficiency ratio	89.96%	70.82%	64.16%	61.28%	63.39%	73.65%	65.47%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.60%	0.75%	0.97%	1.10%	0.96%	0.77%	0.87%
Operating PPNR return on average assets[1]	0.84%	0.96%	1.30%	1.46%	1.30%	1.03%	1.20%
Operating return on average shareholders' equity[1]	6.41%	7.98%	10.79%	12.15%	10.83%	8.35%	9.60%
Operating return on average tangible common equity[1]	8.46%	10.57%	14.45%	16.47%	14.44%	11.09%	12.78%
Operating efficiency ratio[1]	73.60%	70.64%	64.02%	61.36%	62.93%	69.23%	64.69%
Operating noninterest income / average assets[1]	0.62%	0.61%	0.59%	0.60%	0.52%	0.61%	0.59%
Operating noninterest expense / average assets[1]	2.36%	2.34%	2.33%	2.35%	2.24%	2.34%	2.22%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees	5.52%	5.39%	5.20%	4.99%	4.50%	5.37%	4.31%
Yield on loans and leases	5.61%	5.51%	5.57%	5.05%	4.59%	5.56%	4.47%
Yield on earning assets, FTE	4.99%	4.82%	4.88%	4.41%	3.79%	4.90%	3.46%
Cost of interest-bearing deposits	2.84%	2.46%	2.05%	1.18%	0.62%	2.45%	0.41%
Cost of total deposits	2.20%	1.89%	1.56%	0.85%	0.45%	1.89%	0.30%
Cost of interest-bearing liabilities	2.89%	2.53%	2.12%	1.27%	0.70%	2.52%	0.50%
Net interest margin, FTE	2.81%	2.93%	3.31%	3.51%	3.29%	3.01%	3.10%

Per Common Share:
Net income, basic	$0.12	$0.53	$0.69	$0.78	$0.69	$1.33	$1.79
Net income, diluted	0.12	0.52	0.68	0.77	0.68	1.33	1.78
Operating earnings, basic¹	0.43	0.53	0.69	0.77	0.69	1.64	1.82
Operating earnings, diluted¹	0.43	0.52	0.68	0.76	0.69	1.63	1.81
Book value	26.28	26.16	26.08	25.59	24.56	26.28	24.56
Tangible book value¹	19.94	19.78	19.66	19.09	18.02	19.94	18.02
Common shares outstanding	16,994,543	17,004,092	17,004,092	16,900,805	16,887,555	16,994,543	16,887,555

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2023	2023	2023	2022	2022	2023	2022
Operating Earnings:
Net income (GAAP)	$2,067	$8,836	$11,500	$13,004	$11,543	$22,403	$30,018
Noninterest income:
Securities (gains) losses, net	6,801	—	—	(144)	—	6,801	—
Noninterest expenses:
Merger related and restructuring expenses	110	—	—	(45)	87	110	607
Income taxes:
Income tax effect of adjustments	(1,785)	—	—	49	(22)	(1,785)	(157)
Operating earnings (Non-GAAP)	$7,193	$8,836	$11,500	$12,864	$11,608	$27,529	$30,468
Operating earnings per common share (Non-GAAP):
Basic	$0.43	$0.53	$0.69	$0.77	$0.69	$1.64	$1.82
Diluted	0.43	0.52	0.68	0.76	0.69	1.63	1.81

Operating Noninterest Income:
Noninterest income (GAAP)	$691	$7,130	$6,925	$7,125	$6,250	$14,746	$20,590
Securities (gains) losses, net	6,801	—	—	(144)	—	6,801	—
Operating noninterest income (Non-GAAP)	$7,492	$7,130	$6,925	$6,981	$6,250	$21,547	$20,590
Operating noninterest income (Non-GAAP)/average assets[1]	0.62%	0.61%	0.59%	0.60%	0.52%	0.61%	0.59%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$28,516	$27,410	$27,529	$27,416	$27,230	$83,455	$78,874
Merger related and restructuring expenses	(110)	—	—	45	(87)	(110)	(607)
Operating noninterest expense (Non-GAAP)	$28,406	$27,410	$27,529	$27,461	$27,143	$83,345	$78,267
Operating noninterest expense (Non-GAAP)/average assets[2]	2.36%	2.34%	2.33%	2.35%	2.24%	2.34%	2.22%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$31,006	$31,575	$35,982	$37,612	$36,708	$98,563	$99,889
Operating noninterest income (Non-GAAP)	7,492	7,130	6,925	6,981	6,250	21,547	20,590
Operating noninterest expense (Non-GAAP)	(28,406)	(27,410)	(27,529)	(27,461)	(27,143)	(83,345)	(78,267)
Operating PPNR earnings (Non-GAAP)	$10,092	$11,295	$15,378	$17,132	$15,815	$36,765	$42,212

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.60%	0.75%	0.97%	1.10%	0.96%	0.77%	0.87%
Operating PPNR return on average assets (Non-GAAP)[4]	0.84%	0.96%	1.30%	1.46%	1.30%	1.03%	1.20%
Return on average tangible common equity (Non-GAAP)[5]	2.43%	10.57%	14.45%	16.65%	14.36%	9.02%	12.60%
Operating return on average shareholders' equity (Non-GAAP)[6]	6.41%	7.98%	10.79%	12.15%	10.83%	8.35%	9.60%
Operating return on average tangible common equity (Non-GAAP)[7]	8.46%	10.57%	14.45%	16.47%	14.44%	11.09%	12.78%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	89.96%	70.82%	64.16%	61.28%	63.39%	73.65%	65.47%
Adjustment for taxable equivalent yields	(0.27)%	(0.18)%	(0.14)%	(0.22)%	(0.25)%	(0.18)%	(0.28)%
Adjustment for securities (gains) losses	15.89%	—%	—%	(0.20)%	—%	4.17%	—%
Adjustment for merger related income and costs	(31.98)%	—%	—%	0.50%	(0.21)%	(8.41)%	(0.50)%
Operating efficiency ratio (Non-GAAP)	73.60%	70.64%	64.02%	61.36%	62.93%	69.23%	64.69%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2023	2023	2023	2022	2022	2023	2022
Tangible Common Equity:
Shareholders' equity (GAAP)	$446,652	$444,847	$443,399	$432,452	$414,711	$446,652	$414,711
Less goodwill and other intangible assets	107,792	108,439	109,114	109,772	110,460	107,792	110,460
Tangible common equity (Non-GAAP)	$338,860	$336,408	$334,285	$322,680	$304,251	$338,860	$304,251

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$445,432	$444,283	$432,382	$420,037	$425,365	$440,747	$424,336
Less average goodwill and other intangible assets	108,194	108,851	109,537	110,206	106,483	108,856	105,698
Average tangible common equity (Non-GAAP)	$337,238	$335,432	$322,845	$309,831	$318,882	$331,891	$318,638

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$26.28	$26.16	$26.08	$25.59	$24.56	$26.28	$24.56
Adjustment due to goodwill and other intangible assets	(6.34)	(6.38)	(6.42)	(6.50)	(6.54)	(6.34)	(6.54)
Tangible book value per common share (Non-GAAP)[1]	$19.94	$19.78	$19.66	$19.09	$18.02	$19.94	$18.02

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$4,797,171	$4,745,800	$4,769,805	$4,637,498	$4,796,911	$4,797,171	$4,796,911
Less goodwill and other intangibles	107,792	108,439	109,114	109,772	110,460	107,792	110,460
Tangible Assets (Non-GAAP)	$4,689,379	$4,637,361	$4,660,691	$4,527,726	$4,686,451	$4,689,379	$4,686,451
Tangible common equity to tangible assets (Non-GAAP)	7.23%	7.25%	7.17%	7.13%	6.49%	7.23%	6.49%

1Tangible book value per share (Non-GAAP) is computed by dividing total stockholder's equity, less goodwill and other intangible assets, by common shares outstanding.